As filed with the Securities and Exchange Commission on June 28, 2007
                                                           Registration No. 333-
================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              -------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                        Under the Securities Act of 1933

                              -------------------

                           Integrated BioPharma, Inc.
             (Exact name of Registrant as specified in its charter)

           Delaware                                2834                                22-2407475
(State or other jurisdiction of          (Primary Standard Industrial               (I.R.S. Employer
incorporation or organization)            Classification Code Number)             Identification No.)

                                 225 Long Avenue
                               Hillside, NJ 07205
                                 (888) 319-6962
     (Address, including zip code and telephone number, including area code, of registrant's principal executive offices)

                              -------------------

                                  E. Gerald Kay
                             Chief Executive Officer
                           Integrated BioPharma, Inc.
                                 225 Long Avenue
                               Hillside, NJ 07205
                                 (888) 319-6962
            (Name, address, including zip code and telephone number,
                   including area code, of agent for service)

                                   Copies to:
                           Andrew H. Abramowitz, Esq.
                             Greenberg Traurig, LLP
                                 200 Park Avenue
                               New York, NY 10166
                                 (212) 801-9200

                               -------------------

         Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.


         If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.

         If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.



                         CALCULATION OF REGISTRATION FEE

                                                                Proposed Maximum      Proposed Maximum
 Title of Each Class of Securities to be      Amount to be     Offering Price Per    Aggregate Offering       Amount of
               Registered                      Registered          Share (1)              Price (1)        Registration Fee
----------------------------------------      ------------     ------------------    ------------------    ----------------
Common Stock, $0.002 par value per share        2,300,000             $5.37              $12,351,000           $379.18

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) of the Securities Act of 1933, based on the average of the high and low sales prices of the common stock, as reported on the NASDAQ Global Market on June 26, 2007.

                            -----------------------

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                   SUBJECT TO COMPLETION, DATED JUNE 28, 2007

PROSPECTUS

                                2,300,000 shares

                         [LOGO OF INTEGRATED BIOPHARMA]

                           Integrated BioPharma, Inc.


                            -----------------------

                                  COMMON STOCK

                            -----------------------


         All of the common stock offered hereby may be sold from time to time by and for the account of the selling stockholders named in this prospectus and the person(s) to whom such stockholders may transfer their shares. Each of the selling stockholders named in this prospectus is an officer and/or director of our company.


         The methods of sale of the common stock offered by this prospectus are described under the heading "Plan of Distribution" on page 3. We will receive none of the proceeds from the sale of any of the common stock to which this prospectus relates. See "Use of Proceeds and Expenses of the Offering" on page
2. The selling stockholders will reimburse us for all expenses incurred in connection with the offering described in this prospectus.


         The prices at which the selling stockholders may sell the shares of common stock that are part of this offering will be determined by the prevailing market price for the shares at the time the shares are sold, a price related to the prevailing market price, at negotiated prices or prices determined, from time to time by the selling stockholders. See "Plan of Distribution" on page 3.


         Our common stock is listed on the NASDAQ Global Market under the symbol "INBP". On June 26, 2007, the last reported sale price of our common stock on the NASDAQ Global Market was $5.24 per share.


         You should read this prospectus carefully before you invest in any of our securities.


          INVESTING IN OUR COMMON STOCK INVOLVES RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 3.

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                            -----------------------

                     THE DATE OF THIS PROSPECTUS IS , 2007.

                                TABLE OF CONTENTS


THE COMPANY...................................................................2
RISK FACTORS..................................................................2
USE OF PROCEEDS AND EXPENSES OF THE OFFERING..................................2
SELLING STOCKHOLDERS..........................................................2
PLAN OF DISTRIBUTION..........................................................3
LEGAL MATTERS.................................................................5
EXPERTS.......................................................................5
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE.............................5
WHERE YOU CAN FIND MORE INFORMATION...........................................6
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS.............................7
DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR
SECURITIES ACT LIABILITIES....................................................8

                                   THE COMPANY

         Integrated BioPharma, Inc., a Delaware corporation, together with its subsidiaries, is engaged primarily in manufacturing, distributing, marketing and sales of vitamins, nutritional supplements and herbal products; the manufacture and distribution of Paclitaxel, which is the primary chemotherapeutic agent in the treatment of breast cancer, pharmaceutical technical services through its contract research organization; and the biotechnology business that uses its patented plant-based technology to produce vaccines and therapeutic antibodies. Our customers are located primarily in the United States. We were previously known as Integrated Health Technologies, Inc. and, prior to that, as Chem International, Inc. We were reincorporated in our current form in Delaware in 1995. Our common stock trades on the NASDAQ Global Market under the symbol "INBP." We continue to do business as Chem International, Inc. with our customers and certain vendors.

         Our principal executive offices are located at 225 Long Avenue, Hillside, New Jersey 07205, and our telephone number is (888) 319-6962. Our website is located at www.ibiopharma.com. Information on our website is not, and should not be considered, part of this prospectus.

                                  RISK FACTORS

         You should carefully consider the specific risks set forth under the caption "Risk Factors" in any of our filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 incorporated by reference herein before making an investment decision. For more information, see "Where You Can Find More Information."

                  USE OF PROCEEDS AND EXPENSES OF THE OFFERING

         We will not receive any of the proceeds from the sale of the shares offered by the selling stockholders. The selling stockholders will reimburse us for the fees, costs and expenses of this offering, which are estimated to be $31,000, inclusive of our registration fees, legal and accounting fees, printing costs and other miscellaneous fees and expenses.

                              SELLING STOCKHOLDERS

         The following table sets forth, in the first column, the names of the selling stockholders and the number of shares being registered for sale as of the date of the prospectus and sets forth, in the second column, the number of shares of common stock known by us to be beneficially owned by each of the selling stockholders as of June 25, 2007. The shares offered by this prospectus may be offered from time to time by the selling stockholders.

         The third column lists the shares of common stock being offered by this prospectus by the selling stockholders. The fourth column assumes the sale of all of the shares offered by the selling stockholders pursuant to this prospectus. Unless otherwise noted below, none of the selling stockholders is a broker-dealer. The selling stockholders may sell all, some or none of their shares in this offering. See "Plan of Distribution."

                                                                            BENEFICIAL OWNERSHIP
                                     BENEFICIAL             SHARES           AFTER THIS OFFERING (2)
                                     OWNERSHIP            REGISTERED      -----------------------------
                                   PRIOR TO THIS           IN THIS        NUMBER OF          PERCENT
NAME                                OFFERING (1)          OFFERING         SHARES             (3)
-------------------------------------------------------------------------------------------------------
E. Gerald Kay (4)                    5,708,556              675,000      5,033,556           33.1%
Carl DeSantis (5)                    2,360,417              600,000      1,760,417           12.5%
Riva Sheppard (6)                    1,219,467              250,000       969,467             6.7%
Christina Kay (7)                    1,219,467              250,000       969,467             6.7%
Seymour Flug (8)                     1,217,033              250,000       967,033             6.5%

                                                                            BENEFICIAL OWNERSHIP
                                     BENEFICIAL            SHARES           AFTER THIS OFFERING (2)
                                     OWNERSHIP           REGISTERED      -----------------------------
                                   PRIOR TO THIS          IN THIS        NUMBER OF          PERCENT
NAME                                OFFERING (1)         OFFERING         SHARES             (3)
-------------------------------------------------------------------------------------------------------
Robert B. Kay (9)                    1,219,629            250,000         969,629             6.8%
Robert Canarick (10)                   188,533             25,000         163,533             1.2%
                                                        ----------
         Selling Stockholders Total                     2,300,000
                                                        ==========

(1) Beneficial ownership as of June 25, 2007, for all selling stockholders based upon information provided by the selling stockholders known to us.

(2) Assumes the sale of all shares of common stock registered pursuant to this prospectus, although the selling stockholders are under no obligation known to us to sell any shares of common stock at this time.

(3) Based on 13,850,747 shares of common stock outstanding on June 25, 2007. The shares issuable under stock options, warrants and other derivative securities to acquire our common stock that are currently exercisable or convertible within 60 days after June 25, 2007, are treated as if outstanding for computing the percentage ownership of the person holding these securities, but are not treated as outstanding for purposes of computing the percentage ownership of any other person. Unless otherwise indicated, also includes shares owned by a spouse, minor children, by relatives sharing the same home, and entities owned or controlled by the named person.

(4) Mr. Kay is the Chairman of our Board of Directors and serves as our Chief Executive Officer.

(5)  Mr. DeSantis is a member of our Board of Directors.

(6) Ms. Sheppard is a member of our Board of Directors and serves as our Executive Vice President.

(7) Ms. Kay is a member of our Board of Directors and serves as our Executive Vice President.

(8) Mr. Flug is a member of our Board of Directors and previously served as our President.

(9) Mr. Kay is a member of our Board of Directors and serves as Chairman of our InB:Paxis Pharmaceuticals, Inc. subsidiary.

(10) Mr. Canarick is a member of our Board of Directors.

                              PLAN OF DISTRIBUTION

         We are registering the shares of common stock to permit the resale of these shares of common stock by the holders of the shares of common stock from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling stockholders of the shares of common stock. The selling stockholders will reimburse us for all fees and expenses incident to our obligation to register the shares of common stock.

         The selling stockholders may sell all or a portion of the shares of common stock beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of common stock are sold through underwriters or broker-dealers, the selling stockholders will be responsible for underwriting discounts or commissions or agent's commissions. The shares of common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions,

o on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

o    in the over-the-counter market;

o in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

o through the writing of options, whether such options are listed on an options exchange or otherwise;

o ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

o purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

o an exchange distribution in accordance with the rules of the applicable exchange;

o    privately negotiated transactions;

o    short sales;

o    pursuant to Rule 144 under the Securities Act;

o broker-dealers may agree with the selling securityholders to sell a specified number of such shares at a stipulated price per share;

o    a combination of any such methods of sale; and

o    any other method permitted pursuant to applicable law.

         If the selling stockholders effect such transactions by selling shares of common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the shares of common stock or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of common stock in the course of hedging in positions they assume. The selling stockholders may also sell shares of common stock short and deliver shares of common stock covered by this prospectus to close out short positions. The selling stockholders may also loan or pledge shares of common stock to broker-dealers that in turn may sell such shares.

         The selling stockholders may pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933, as amended, amending, if necessary, the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer and donate the shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

         The selling stockholders and any broker-dealer participating in the distribution of the shares of common stock will be deemed to be "underwriters" within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of common stock is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of shares of common stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling stockholders and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers.

         Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

         There can be no assurance that any selling stockholder will sell any or all of the shares of common stock registered pursuant to the shelf registration statement, of which this prospectus forms a part.

         The selling stockholders and any other person participating in such distribution will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the selling stockholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

         The selling stockholders will reimburse us for all expenses of the registration of the shares of common stock, estimated to be $31,000 in total, including, without limitation, Securities and Exchange Commission filing fees. We will indemnify the selling stockholders against liabilities, including some liabilities under the Securities Act, or the selling stockholders will be entitled to contribution. We may be indemnified by the selling stockholders against civil liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the selling stockholder specifically for use in this prospectus, or we may be entitled to contribution.

         Once sold under the shelf registration statement, of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

                                  LEGAL MATTERS

         The validity of the issuance of the shares of our common stock described herein has been passed upon for us by Greenberg Traurig, LLP, New York, New York.

                                     EXPERTS

         The financial statements of Integrated BioPharma, Inc. appearing in its Annual Report (Form 10-K) for the year ended June 30, 2006 have been audited by Amper, Politziner & Mattia, P.C., independent registered public accounting firm, as set forth in its reports thereon included therein, and incorporated herein by reference. Such financial statements have been incorporated herein by reference in reliance upon such reports given on the authority of such firm as an expert in accounting and auditing.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

         The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act between the date of this prospectus and the termination of the offering and also between the date of the initial registration statement and prior to effectiveness of the registration statement:

o Our Annual Report on Form 10-K for the fiscal year ended June 30, 2006 filed on September 28, 2006;

o Our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2006 filed on November 13, 2006;

o Our Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2006 filed on February 14, 2007;

o Our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2007 filed on May 9, 2007;

o Our Current Report on Form 8-K dated October 13, 2006 and filed on October 19, 2006;

o Our Current Report on Form 8-K dated November 7, 2006 and filed on November 7, 2006;

o Our Current Report on Form 8-K dated January 24, 2007 and filed on January 24, 2007;

o Our Current Report on Form 8-K dated February 5, 2007 and filed on February 5, 2007;

o    Our Current Report on Form 8-K dated March 5, 2007 and filed on March 9,
     2007;

o    Our Current Report on Form 8-K dated April 3, 2007 and filed on April 9,
     2007;

o Our Current Report on Form 8-K dated April 26, 2007 and filed on April 26, 2007; and

o    Our Registration Statement on Form 8-A filed on February 5, 2007.

         This prospectus is part of a registration statement on Form S-3 we have filed with the SEC under the Securities Act. This prospectus does not contain all of the information in the registration statement. We have omitted certain parts of the registration statement, as permitted by the rules and regulations of the SEC. You may inspect and copy the registration statement, including exhibits, at the SEC's public reference room or website. Our statements in this prospectus about the contents of any contract or other document are not necessarily complete. You should refer to the copy of each contract or other document we have filed as an exhibit to the registration statement for complete information.

         You may request a copy of any or all of the information incorporated by reference, at no cost, by writing or telephoning us at the following address:

                           Integrated BioPharma, Inc.
                                 225 Long Avenue
                               Hillside, NJ 07205
                                 (888) 319-6962

                       WHERE YOU CAN FIND MORE INFORMATION

         We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference room located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our filings with the SEC are also available to the public at the SEC's website at http://www.sec.gov. You may also obtain copies of the documents at prescribed rates by writing to the SEC's Public Reference Section at 100 F Street, N.E., Washington, D.C. 20549. Our website is located at www.ibiopharma.com. The contents of our website are not part of this prospectus and should not be relied upon with respect thereto.

                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

         This prospectus, including the documents that we incorporate by reference, contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. Any statements about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These statements are often, but not always, made through the use of words or phrases such as "anticipate," "estimate," "plans," "projects," "continuing," "ongoing," "expects," "management believes," "we believe," "we intend" and similar words or phrases. Accordingly, these statements involve estimates, assumptions and uncertainties which could cause actual results to differ materially from those expressed in them. Any forward-looking statements are qualified in their entirety by reference to the factors discussed in this prospectus or incorporated by reference.

         Forward-looking statements are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expected or implied by the forward-looking statements. Our actual results could differ materially from those anticipated in the forward-looking statements for many reasons, including the factors described in the reports referenced in the section entitled "Risk Factors" in this prospectus.

         You should not unduly rely on these forward-looking statements, which speak only as of the date on which it is made. We undertake no obligation to publicly revise any forward-looking statement to reflect circumstances or events after the date of this prospectus or to reflect the occurrence of unanticipated events. You should, however, review the factors and risks we describe in the reports we file from time to time with the SEC after the date of this prospectus. The reports we file from time to time with the SEC are available to the public over the Internet at the SEC's website http://www.sec.gov as described under the heading "Where You Can Find More Information."

    DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT
                                  LIABILITIES

DELAWARE GENERAL CORPORATION LAW

         Under the General Corporation Law of the State of Delaware, we can indemnify our directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act"). Our certificate of incorporation provides that, pursuant to Delaware law, our directors shall not be liable for monetary damages for breach of the directors' fiduciary duty of care to us and our stockholders. This provision in the certificate of incorporation does not eliminate the duty of care, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to us or our stockholders, for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, for any transaction from which the director directly or indirectly derived an improper personal benefit, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director's responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

         Our bylaws provide for the indemnification of our directors and officers to the fullest extent permitted by the Delaware General Corporation Law. We are not, however, required to indemnify any director or officer in connection with any (a) willful misconduct, (b) willful neglect, or (c) gross negligence toward or on behalf of us in the performance of his or her duties as a director or officer. We are required to advance, prior to the final disposition of any proceeding, promptly on request, all expenses incurred by any director or officer in connection with that proceeding on receipt of any undertaking by or on behalf of that director or officer to repay those amounts if it should be determined ultimately that he or she is not entitled to be indemnified under our bylaws or otherwise.

COMMISSION POSITION ON INDEMNIFICATION

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and or persons controlling the company pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                         [LOGO OF INTEGRATED BIOPHARMA]


                           INTEGRATED BIOPHARMA, INC.

                                  COMMON STOCK


                      -----------------------------------

                                   PROSPECTUS

                      -----------------------------------


                                ___________, 2007

                      -----------------------------------

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.   OTHER EXPENSES OF DISTRIBUTION

         The following table lists the costs and expenses payable by the registrant in connection with the sale of the common stock covered by this prospectus other than any sales commissions or discounts, which expenses will be paid by us. All amounts shown are estimates except the SEC registration fee.

SEC registration fee                                                  $379

Legal fees and expenses                                             25,000
Accounting fees and expenses                                         5,000
Miscellaneous fees and expenses                                        621
    Total                                                          $31,000

ITEM 15.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Under the General Corporation Law of the State of Delaware, we can indemnify our directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act"). Our certificate of incorporation provides that, pursuant to Delaware law, our directors shall not be liable for monetary damages for breach of the directors' fiduciary duty of care to us and our stockholders. This provision in the certificate of incorporation does not eliminate the duty of care, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to us or our stockholders, for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, for any transaction from which the director directly or indirectly derived an improper personal benefit, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director's responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

         Our bylaws provide for the indemnification of our directors and officers to the fullest extent permitted by the Delaware General Corporation Law. We are not, however, required to indemnify any director or officer in connection with any (a) willful misconduct, (b) willful neglect, or (c) gross negligence toward or on behalf of us in the performance of his or her duties as a director or officer. We are required to advance, prior to the final disposition of any proceeding, promptly on request, all expenses incurred by any director or officer in connection with that proceeding on receipt of any undertaking by or on behalf of that director or officer to repay those amounts if it should be determined ultimately that he or she is not entitled to be indemnified under our bylaws or otherwise.

ITEM 16.           EXHIBITS

EXHIBIT
NUMBER
-------
   5.1        Opinion of Greenberg Traurig, LLP, counsel to the registrant

  23.1        Consent of Amper, Politziner & Mattia, P.C.

  23.2        Consent of Greenberg Traurig, LLP (contained in Exhibit 5.1)

  24.1        Power of attorney (contained on signature page)


ITEM 17.   UNDERTAKINGS

         (a) The undersigned registrant, hereby undertakes:

                 (1) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (2) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                 (3) That for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

                 (a) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement, and

              (b) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date

                 (4) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

              (a) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

              (b) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

              (c) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

              (d) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

         (b) The undersigned registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hillside, State of New Jersey, on this 27th day of June 2007.


                                       INTEGRATED BIOPHARMA, INC.

                                       By: /s/ E. Gerald Kay
                                           ---------------------------------
                                           E. Gerald Kay
                                           Chief Executive Officer
                                           (principal executive officer)

                                       By: /s/ Dina L. Masi
                                           ---------------------------------
                                           Dina L. Masi
                                           Chief Financial Officer
                                           (principal accounting and
                                           financial officer)



                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENT, that each person whose signature appears below constitutes and appoints E. Gerald Kay and Dina L. Masi and each or either of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments or any abbreviated registration statement and any amendments thereto filed pursuant to Rule 462(b) increasing the number of securities for which registration is sought) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated

    /s/ E. Gerald Kay        Chairman and Chief Executive         June 28, 2007
 ------------------------     Officer (Principal Executive
    E. Gerald Kay Officer)

    /s/ Dina L. Masi         Chief Financial Officer              June 28, 2007
 ------------------------     (Principal Accounting and
       Dina L. Masi           Financial Officer)

    /s/ Carl DeSantis        Director                             June 28, 2007
 ------------------------
      Carl DeSantis

    /s/ Riva Sheppard        Director                             June 28, 2007
 ------------------------
      Riva Sheppard

    /s/ Christina Kay        Director                             June 28, 2007
 ------------------------
      Christina Kay

    /s/ Seymour Flug         Director                             June 28, 2007
 ------------------------
       Seymour Flug

    /s/ Robert B. Kay        Director                             June 28, 2007
 ------------------------
      Robert B. Kay

    /s/ Robert Canarick      Director                             June 28, 2007
 ------------------------
     Robert Canarick

    /s/ Zarko Kraljevic      Director                             June 28, 2007
 ------------------------
     Zarko Kraljevic

    /s/ Glenn Chang          Director                             June 28, 2007
 ------------------------
       Glenn Chang

    /s/ Vidadi M. Yusibov    Director                             June 28, 2007
 ------------------------
      Vidadi M. Yusibov

                                  EXHIBIT INDEX


Exhibit
Number
-------
5.1              Opinion of Greenberg Traurig, LLP, counsel to the registrant

23.1             Consent of Amper, Politziner & Mattia, P.C.

23.2             Consent of Greenberg Traurig, LLP (contained in Exhibit 5.1)

24.1             Power of attorney (contained on signature page)